U.S. OFFER TO PURCHASE FOR CASH
ALL OUTSTANDING ORDINARY SHARES AND ADSS
OF

ENDESA, S.A.

FOR
€38.75 PER ORDINARY SHARE AND PER ADS
BY

E.ON ZWÖLFTE VERWALTUNGS GMBH,
A WHOLLY OWNED SUBSIDIARY OF

E.ON AG

PURSUANT TO THE U.S. OFFER TO PURCHASE

The U.S. Offer and withdrawal rights will expire at 6:00 p.m.,
New York City time, on March 29, 2007,
unless E.ON Zwölfte Verwaltungs GmbH extends
the U.S. Offer or unless it lapses or is withdrawn.

[•], 2007

To Holders of Ordinary Shares of Endesa, S.A.:

Enclosed for your information is an offer to purchase, dated January 26, 2007, as amended and supplemented by the Supplement to the U.S. Offer to Purchase dated February 14, 2007 (as so amended and supplemented, the ‘‘U.S. Offer to Purchase’’), and the Share Form of Acceptance relating to the offer by E.ON Zwölfte Verwaltungs GmbH (‘‘E.ON 12’’), a German limited liability company and wholly-owned subsidiary of E.ON Aktiengesellschaft (‘‘E.ON’’), to acquire all the outstanding ordinary shares, par value €1.20 per share (the ‘‘ordinary shares’’), and American depositary shares (the ‘‘ADSs’’, and together with the ordinary shares, the ‘‘Endesa securities’’) of Endesa, S.A., a Spanish public limited company (‘‘Endesa’’), at a price of €38.75 in cash for each ordinary share and each ADS, upon the terms and subject to the conditions of the U.S. offer (the ‘‘U.S. Offer’’) (including, if the U.S. Offer is extended or amended, the terms and conditions of any such extension or amendment), as described in the U.S. Offer to Purchase. E.ON is also making a separate, concurrent Spanish offer (the ‘‘Spanish Offer’’ and, together with the U.S. Offer, the ‘‘Offers’’) for the ordinary shares.

We (or our nominees) are the holder of record of ordinary shares held by us for your account. A tender of such ordinary shares can be made only by us as the holder of record and pursuant to your instructions.

Accordingly, we request instructions as to whether you wish to have us tender on your behalf any or all of the ordinary shares held by us for your account, upon the terms and subject to the conditions set forth in the U.S. Offer (including, if the U.S. Offer is extended or amended, the terms and conditions of any such extension or amendment).

ADSs cannot be tendered by means of the enclosed Share Form of Acceptance (which is exclusively for use in respect of ordinary shares). If you hold ADSs, you should use the ADS Letter of Transmittal for tendering such ADSs into the U.S. Offer by following the instructions set forth therein. Additional information can be obtained from Innisfree M&A Incorporated, the Information Agent for the U.S. Offer, toll-free, at (888) 750-5834.

Your attention is directed to the following:

1.	The U.S. Offer and withdrawal rights will expire at 6:00 p.m., New York City time, on March 29, 2007, unless the U.S. Offer is extended or unless it lapses or is withdrawn.

2.	The U.S. Offer is open to holders of ordinary shares who are resident in the United States and to all holders of ADSs, wherever located. The Offers are both conditioned on receipt of valid tenders in the U.S. Offer and the Spanish Offer for at least an aggregate of 529,481,934 ordinary shares (including ordinary shares represented by ADSs), representing 50.01% of Endesa’s share capital. The Offers are also conditioned upon modifications being made to Endesa’s articles of association. In addition, the U.S. Offer is conditioned on the completion of the Spanish Offer.

3.	The consideration received under the U.S. Offer will, to the extent practicable, be converted into U.S. dollars on the day that it is received by Mellon Investor Services LLC, the U.S. Tender Agent, at the then prevailing spot market rate applicable to similar transactions and will be distributed, net of any expenses incurred, to tendering holders of ordinary shares and ADSs on that date.

4.	E.ON 12 will not pay any fees or commissions to any broker or dealer or other person soliciting tenders of Endesa securities pursuant to the U.S. Offer or the Spanish Offer (other than to the depositary for the ADSs, HSBC Bank plc, as financial advisory, Mellon Investor Services LLC, as U.S. Tender Agent, Innisfree M&A Incorporated, as Information Agent, and Santander Investment S.A., as Spanish Tender Agent). All other fees and expenses which may be incurred as a result of the tender of Endesa securities by a holder thereof will be borne by the holder. Tendering holders will not be obligated to pay transfer taxes on the purchase of ordinary shares by E.ON 12 pursuant to the U.S. Offer. However, U.S. federal income tax backup withholding (at the appropriate rate, currently 28%) may be required, unless the required taxpayer identification information is provided. See Instruction 5 to the Share Form of Acceptance.

5.	To validly tender ordinary shares, the Share Form of Acceptance properly completed and duly executed and any other documents required by the Share Form of Acceptance must be received by the U.S. Tender Agent and ordinary shares must be delivered by book-entry transfer to the U.S. Tender Agent’s account at Santander Investment S.A., its Spanish custodian, prior to the expiration of the acceptance period under the U.S. Offer.

Under no circumstances will interest be paid by E.ON 12 on the purchase price of the Endesa securities, regardless of any extension of the U.S. Offer or any delay in making such payment.

If you wish to have us tender any or all of the ordinary shares held by us for your account, please so instruct us by completing, executing and returning to us in the enclosed envelope the instruction form set forth below. If you authorize the tender of your ordinary shares, all such ordinary shares will be tendered unless otherwise specified. If you cannot complete the tender of your ordinary shares in the manner described above on a timely basis, you may nevertheless be able to tender your ordinary shares by following the procedures for guaranteed delivery. For more information, see Section 7 (‘‘Procedures for Accepting the U.S. Offer and Tendering Ordinary Shares and ADSs’’) of the U.S. Offer to Purchase.

Please forward your instructions to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the acceptance period under the U.S. Offer.

An envelope in which to return your instructions to us is enclosed.

INSTRUCTIONS WITH RESPECT TO THE

U.S. OFFER TO PURCHASE FOR CASH
ALL OUTSTANDING ORDINARY SHARES AND ADSS
OF

ENDESA, S.A.

FOR
€38.75 PER ORDINARY SHARE AND PER ADS
BY
E.ON ZWÖLFTE VERWALTUNGS GMBH,
A WHOLLY OWNED SUBSIDIARY OF

E.ON AG

The undersigned acknowledge(s) receipt of your letter and the enclosed offer to purchase, dated January 26, 2007, as amended and supplemented by the Supplement to the U.S. Offer to Purchase dated February 14, 2007 (as so amended and supplemented, the ‘‘U.S. Offer to Purchase’’), and the Share Form of Acceptance relating to the offer by E.ON Zwölfte Verwaltungs GmbH (‘‘E.ON 12’’), a German limited liability company and wholly-owned subsidiary of E.ON Aktiengesellschaft (‘‘E.ON’’), to acquire all the outstanding ordinary shares, par value €1.20 per share (the ‘‘ordinary shares’’), and American depositary shares (the ‘‘ADSs’’) of Endesa, S.A., a Spanish public limited company (‘‘Endesa’’), upon the terms and subject to the conditions of the U.S. offer (the ‘‘U.S. Offer’’) (including, if the U.S. Offer is extended or amended, the terms and conditions of any such extension or amendment), as described in the U.S. Offer to Purchase.

This will instruct you to tender the number of ordinary shares indicated below (or if no number is indicated below, all ordinary shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions of the U.S. Offer (including, if the U.S. Offer is extended or amended, the terms and conditions of any such extension or amendment).

The undersigned understands and acknowledges that all questions as to the form and validity (including time of receipt) and acceptance for payment of any tender of ordinary shares submitted on the undersigned’s behalf to the U.S. Tender Agent will be determined by E.ON 12 in its reasonable discretion, which determination shall be final and binding (subject to a party’s ability to seek judicial review of any determination).

Account Number:                          Number of Ordinary Shares to Be Tendered:                                   ordinary shares*

Signature(s):                                                                                                                       Dated:                                             , 2007

Please Type or Print Name(s)

Please Type or Print Address(es)

Area Code and Telephone Number

Taxpayer Identification or Social Security Number(s)

*	Unless otherwise indicated, you are deemed to have instructed us to tender all ordinary shares held by us for your account.

Please return this form to the brokerage firm or other nominee maintaining your account.